Exhibit 99.1

Otelco Reports Third Quarter 2014 Results

ONEONTA, Ala.--(BUSINESS WIRE)--November 12, 2014--Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia and a provider of cloud hosting and managed services, today announced results for its third quarter ended September 30, 2014. Key highlights for Otelco include:

  Total revenues of $18.4 million for third quarter 2014.
  Operating income of $4.6 million for third quarter 2014.
  Adjusted EBITDA (as defined below) of $7.2 million for third quarter 2014.

“The consistency of our financial results this year is a tribute to the continued focus on controlling costs and pricing,” said Mike Weaver, Chief Executive Officer of Otelco. “The third quarter of 2014 produced Adjusted EBITDA of $7.2 million, consistent with the same quarter last year. In addition, our Adjusted EBITDA has varied by no more than three percent per quarter in 2014.

“The network efficiencies in New England and cable programming cost reductions in Alabama that were implemented earlier this year continued to positively impact our third quarter Adjusted EBITDA,” continued Weaver. “Driven by the continuing growth in our Hosted PBX product and demand for fiber transport, access line equivalents increased 1.2% from second quarter 2014. Business access line equivalents increased by 3.8%, representing the fifth consecutive quarter of growth in this segment of our business. During third quarter 2014, we reduced our senior debt by $2.7 million to $114.4 million, and for the nine months ended September 30, 2014, senior debt has been reduced by $14.2 million. Our cash balance at September 30, 2014, was $5.8 million.

“In January of this year, we completed the acquisition of Reliable Networks, which provides cloud hosting and managed services for our customers,” Weaver continued. “The integration of the two companies was completed earlier this year, and we are pleased with their performance through the third quarter. We anticipate growth in these services for the balance of this year and throughout 2015.”

Third Quarter 2014 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Change
	2013	2014	Amount	Percent
Revenues	$18,980	$18,421	$(559)	(2.9)%
Operating income	$4,301	$4,625	$324	7.5%
Interest expense	$2,470	$2,167	$(303)	(12.3)%
Net income available to stockholders	$1,472	$1,387	$(85)	(5.8)%
Basic net income per share	$0.47	$0.45	$(0.02)	(4.3)%
Diluted net income per share	-	$0.44	*

Adjusted EBITDA(1)	$7,256	$7,249	$(7)	(0.1)%
Capital expenditures	$1,551	$1,578	$27	1.7%

	Nine Months Ended September 30,		Change
	2013	2014	Amount	Percent
Revenues	$59,634	$55,692	$(3,942)	(6.6)%
Operating income	$14,310	$13,036	$(1,274)	(8.9)%
Interest expense	$10,248	$6,733	$(3,515)	(34.3)%
Net income available to stockholders	$109,346	$4,089	$(105,257)	*
Basic net income per share	$38.24	$1.32	$(36.92)	*
Diluted net income per share	-	$1.31	*

Adjusted EBITDA(1)	$24,491	$22,154	$(2,337)	(9.5)%
Capital expenditures	$3,133	$4,491	$1,358	43.3%

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
Net income	$1,472	$1,387	$109,346	$4,089
Add: Depreciation	2,397	2,112	7,166	6,793
Interest expense - net of premium	2,217	1,935	9,421	6,025
Interest expense - amortize loan cost	253	232	827	707
Income tax expense (benefit)	(587)	765	4,284	2,557
Amortization - intangibles	446	370	2,540	1,281
Loan fees	6	6	39	19
Stock-based compensation (earn out)	-	77	-	246
Stock-based compensation (board and senior management)	-	65	-	137
Other excluded expense	112	300	181	300
Cancellation of debt	-	-	(118,209)	-
Restructuring expense	940	-	8,896	-
Adjusted EBITDA(1)	$7,256	$7,249	$24,491	$22,154

(1) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain other fees, expenses or non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the Company’s credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Otelco Inc. - Key Operating Statistics (1)
(Unaudited)

						% Change
As of	December 31,		March 31,	June 30,	September 30,	from
	2012	2013	2014	2014	2014	June 30, 2014
Business/Enterprise
CLEC
Voice lines	23,950	21,149	20,752	20,400	19,624	(4.0)%
HPBX seats	6,172	8,453	8,698	8,920	9,778	8.8%
Data lines	2,771	2,725	2,919	2,988	3,150	5.1%
Wholesale network lines (1)	2,289	2,817	2,846	2,850	2,883	1.1%
Classifax	-	-	-	-	64	*
RLEC
Voice lines	11,542	12,349	12,879	13,090	14,735	11.2%
Data lines	1,630	1,594	1,593	1,605	1,594	(0.7)%
Access line equivalents (2)	48,354	49,087	49,687	49,853	51,828	3.8%

Residential
CLEC
Voice lines	348	339	324	305	287	(6.3)%
Data lines	391	416	407	385	381	(1.0)%
RLEC
Voice lines	31,479	28,323	27,670	27,068	26,365	(2.7)%
Data lines	21,112	20,566	20,620	20,498	20,423	(0.4)%
Access line equivalents (2)	53,330	49,644	49,021	48,256	47,456	(1.7)%

Otelco access line equivalents (2)	101,684	98,731	98,708	98,109	99,284	1.2%

Cable, IPTV & satellite	4,388	4,164	4,128	3,903	3,865	(1.0)%
Security systems	63	174	199	210	224	6.3%
Other internet lines	4,506	3,750	3,585	3,458	3,307	(4.6)%

(1) Excludes Time Warner Cable which comprised 98% of the wholesale network connections on December 31, 2012 and none of the wholesale connections in 2013 and 2014

(2) We define access line equivalents as retail and wholesale voice lines (including Classifax, our virtual faxing solution) and data lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

* Not a meaningful calculation.

FINANCIAL DISCUSSION FOR THIRD QUARTER 2014:

Revenues

Total revenues decreased 2.9% in the three months ended September 30, 2014, to $18.4 million from $19.0 million in the three months ended September 30, 2013. The decrease in residential RLEC access line equivalents and revenue decreases due to the FCC’s InterCarrier Compensation reform order (the “FCC’s order”) account for the majority of the decline, which was partially offset by cloud hosting and managed services revenue of $0.2 million relating to Reliable Networks, which we acquired on January 2, 2014. The table below provides the components of our revenues for the three months ended September 30, 2014, compared to the same period of 2013.

	Three Months Ended September 30,			Change
	2013	2014	Amount	Percent
	(dollars in thousands)
Local services	$7,081	$6,693	$(388)	(5.5)%
Network access	6,112	5,819	(293)	(4.8)
Internet	3,630	3,683	53	1.5
Transport services	1,413	1,321	(92)	(6.5)
Cable, IP and satellite television	744	692	(52)	(7.0)
Managed services	-	213	213	*
Total	$18,980	$18,421	$(559)	(2.9)
* Not a meaningful calculation

Local services revenue decreased 5.5% in the quarter ended September 30, 2014 to $6.7 million from $7.1 million in the quarter ended September 30, 2013. The decline in RLEC residential voice access lines, the impact of the FCC’s order which reduces or eliminates intrastate and local cellular revenue, and CLEC market pricing accounted for a decrease of $0.4 million. A portion of the RLEC decrease is recovered through the Connect America Fund which is categorized as interstate access revenue. The decline in long distance revenue accounted for a decrease of $0.1 million. Hosted PBX revenue increased by $0.1 million. Network access revenue decreased 4.8% in the third quarter 2014 to $5.8 million from $6.1 million in the quarter ended September 30, 2013. The Connect America Fund increased by $0.4 million. This increase was more than offset by lower state and special access charges of $0.5 million and lower user based fees and switched access of $0.2 million. Internet revenue for the third quarter 2014 increased 1.5% to $3.7 million from $3.6 million in the three months ended September 30, 2013 from an increase in fiber rental revenue. Transport services revenue decreased 6.5% in the quarter ended September 30, 2014 to $1.3 million from $1.4 million in the quarter ended September 30, 2013 from customer churn and pricing actions. Cable, IP and satellite television revenue in the three months ended September 30, 2014 decreased 7.0% to slightly under $0.7 million from just over $0.7 million in the three months ended September 30, 2013. Growth in security and satellite revenue was more than offset by cable subscriber attrition. Cloud hosting and managed services revenue, associated with the acquisition of Reliable Networks, increased revenue $0.2 million for third quarter 2014 with no comparable revenue for the year earlier period.

Operating Expenses

Operating expenses in the three months ended September 30, 2014 decreased 6.0% to $13.8 million from $14.7 million in the three months ended September 30, 2013. Cost of services decreased 3.3% to $8.8 million in the quarter ended September 30, 2014 from $9.1 million in the quarter ended September 30, 2013. Expenses related to professional services and cloud computing increased $0.1 million. One-time network expense credits received in 2013 of $0.4 million had no comparable credits in 2014. Network circuit costs, customer service expense and sales expense reductions implemented earlier in 2014 decreased third quarter 2014 expense by $0.7 million when compared to the same period in 2013. In addition, toll, cable and internet expense decreased by $0.1 million. Selling, general and administrative expenses decreased 7.9% to $2.6 million in the three months ended September 30, 2014, from $2.8 million in the three months ended September 30, 2013. Cloud hosting expense associated with our acquisition of Reliable Networks, including an accrual for non-cash stock compensation, increased costs $0.2 million. This increase was more than offset by lower uncollectible and operating taxes of $0.2 million and lower executive expenses of $0.2 million. Executive expenses include $0.2 million as non-cash stock incentive compensation expense. Depreciation and amortization for third quarter 2014 decreased 12.7% to $2.5 million from $2.8 million in third quarter 2013. The amortization of other intangible assets in New England and CLEC depreciation decreased $0.3 million from third quarter 2013.

Interest Expense

Interest expense in the three months ended September 30, 2014 decreased 12.3% to $2.2 million from $2.5 million in the three months ended September 30, 2013. The higher interest rate on the senior notes payable in the amended and restated credit agreement beginning May 24, 2013 was offset by lower outstanding loan principal.

Reorganization Items

Separate classification of reorganization items began in first quarter 2013 when we filed for Chapter 11 bankruptcy. There were no reorganization expenses during the third quarter of 2014 compared to $0.9 million during the third quarter of 2013.

Adjusted EBITDA

Adjusted EBITDA decreased $7,000 to $7.2 million for the three months ended September 30, 2014 when compared to the same period in 2013 and to $7.4 million in the second quarter of 2014. Restructuring, non-cash and certain one-time expenses are added back in the calculation of Adjusted EBITDA. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet

As of September 30, 2014, the Company had cash and cash equivalents of $5.8 million compared to $9.9 million at the end of 2013. During third quarter 2014, the Company reduced its credit facility balance by $2.7 million through voluntary and required quarterly payments to $114.4 million. The Company’s senior credit facility extends through April 2016 and includes a $5.0 million undrawn revolver.

Capital Expenditures

Capital expenditures were $1.6 million for both third quarter 2014 and 2013.

Third Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Thursday, November 13, 2014, at 11:30 a.m. ET. To participate in the call, participants should dial (719) 325-2177 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company’s website at www.OtelcoInc.com for 30 days. A two-week telephonic replay may also be accessed by calling (719) 457-0820 and using the Confirmation Code 2069969.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 99,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

OTELCO INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except share par value and share amounts)

	December 31,	September 30,
	2013	2014
Assets
Current assets
Cash and cash equivalents	$9,916	$5,812
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $274 and $236, respectively	3,730	3,471
Unbilled receivables	1,906	1,718
Other	2,050	1,979
Materials and supplies	1,654	1,815
Prepaid expenses	1,863	1,868
Deferred income taxes	905	707
Total current assets	22,024	17,370

Property and equipment, net	54,462	51,951
Goodwill	44,957	44,976
Intangible assets, net	4,074	3,445
Investments	1,895	1,876
Deferred financing costs, net	2,097	1,390
Deferred income taxes	1,606	1,785
Other assets	563	534
Total assets	$131,678	$123,327

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$1,552	$1,068
Accrued expenses	5,141	6,422
Advance billings and payments	1,422	1,397
Deferred income taxes	469	620
Customer deposits	84	73
Current maturity of long-term notes payable	7,441	7,172
Total current liabilities	16,109	16,752

Deferred income taxes	23,181	24,133
Advance billings and payments	736	694
Other liabilities	139	117
Long-term notes payable, less current maturities	121,192	107,221
Total liabilities	161,357	148,917

Stockholders' deficit
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 2,870,948 shares	29	29
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 232,780 shares	2	2
Additional paid in capital	2,876	2,876
Retained deficit	(32,586)	(28,497)
Total stockholders' deficit	(29,679)	(25,590)
Total liabilities and stockholders' deficit	$131,678	$123,327

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

Revenues	$18,980	$18,421	$59,634	$55,692

Operating expenses
Cost of services	9,065	8,763	27,805	26,760
Selling, general and administrative expenses	2,771	2,552	7,813	7,823
Depreciation and amortization	2,843	2,481	9,706	8,073
Total operating expenses	14,679	13,796	45,324	42,656

Income from operations	4,301	4,625	14,310	13,036

Other income (expense)
Interest expense	(2,470)	(2,167)	(10,248)	(6,733)
Other income (expense), net	(6)	(306)	255	343
Total other expenses	(2,476)	(2,473)	(9,993)	(6,390)

Income before reorganization items and income tax	1,825	2,152	4,317	6,646

Reorganization items	(940)	-	109,313	-

Income before income tax	885	2,152	113,630	6,646
Income tax benefit (expense)	587	(765)	(4,284)	(2,557)

Net income	$1,472	$1,387	$109,346	$4,089

Weighted average number of common shares outstanding:
Basic	3,103,728	3,103,728	2,859,699	3,103,728
Diluted		3,181,280		3,129,874
Basic net income per common share	$0.47	$0.45	$38.24	$1.32
Diluted net income per common share	-	$0.44	-	$1.31

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2013	2014
Cash flows from operating activities:
Net income	$109,346	$4,089
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	7,166	6,793
Amortization	2,540	1,280
Amortization of loan costs	827	707
Amortization of notes payable premium	(31)	-
Provision for deferred income taxes	4,154	1,122
Provision for uncollectible accounts receivable	304	360
Stock-based compensation	-	383
Changes in operating assets and liabilities:
Accounts receivable	2,768	158
Materials and supplies	51	(161)
Prepaid expenses and other assets	62	24
Accounts payable and accrued expenses	480	414
Advance billings and payments	(140)	(67)
Other liabilities	(331)	(33)
Reorganization adjustments:
Non-cash reorganization income	(114,210)	-
Net cash provided by operating activities	12,986	15,069

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(3,133)	(4,491)
Proceeds from sale of property and equipment	-	58
Cash paid for the purchase of Reliable Networks net of cash acquired	-	(500)

Net cash used in investing activities	(3,133)	(4,933)

Cash flows used in financing activities:
Principal repayment of long-term notes payable	(30,366)	(14,240)
Loan origination costs	(1,653)	-

Net cash used in financing activities	(32,019)	(14,240)

Net decrease in cash and cash equivalents	(22,166)	(4,104)
Cash and cash equivalents, beginning of period	32,516	9,916

Cash and cash equivalents, end of period	$10,350	$5,812

Supplemental disclosures of cash flow information:
Interest paid	$6,395	$6,027

Income taxes paid	$163	$721

Loan fees paid via issuance of Class B common stock	$2,772	$-

Cancellation of Class A common stock	$132	$-

Issuance of Class A common stock	$29	$-

CONTACT:
Otelco Inc.
Curtis Garner, 205-625-3580
Chief Financial Officer
Curtis@otelcotel.com